APHTON SUPPLY AGREEMENT


          This Agreement (the "Agreement") is entered into as of August 1, 1998 by Connaught Laboratories Limited, a company incorporated under the laws of Ontario, Canada, with its principal place of business in North York, Ontario, Canada ("CLL" and, together with its Affiliates, "PMC"), and Aphton Corporation, a Delaware corporation, with its principal executive offices in Miami, Florida, USA ("Aphton").


                              W I T N E S S E T H :
                              - - - - - - - - - -


          WHEREAS,  Aphton owns or controls certain patents, patent applications
and  proprietary   information   relating  to  its  therapeutic  cancer  vaccine
("Gastrimmune(TM)"); and

          WHEREAS, CLL and Aphton have entered into a Co-Promotion Agreement and License dated as of February 14, 1997 (the "Marketing License"), which provides, among other things, that PMC will have certain rights to co-promote, market, distribute and sell Gastrimmune(TM) in Europe and North America;

          WHEREAS, Section 3.2 of the Marketing License provides that Aphton and PMC will enter into a supply agreement to provide for a supply of Gastrimmune(TM) for PMC to co-promote, market, distribute and sell in accordance with the Marketing License.


          NOW, THEREFORE, the parties hereto agree as follows:

          1. DEFINITIONS

          Unless otherwise defined in this Agreement, capitalized terms shall have the meaning set forth in the Marketing License.

          1.01 "Affiliate" shall mean, with respect to any Person, (i) any other Person of which the securities or other ownership interests representing fifty percent (50%) or more of the equity or fifty percent (50%) or more of the ordinary voting power or fifty percent (50%) or more of the general partnership interests are, at the time such determination is being made, owned, Controlled or held, directly or indirectly, by such Person, or (ii) any other Person which, at the time such determination is being made, is Controlling, Controlled by or under common Control with, such Person. As used herein, the term "Control," whether used as a noun or verb, refers to the possession, directly or indirectly, of the power to direct, or cause the direction of, the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          1.02 "Fully Absorbed Cost" shall mean all fixed and variable costs, including overhead, of Product in accordance with Generally Accepted Accounting Principles in effect in the United States consistently applied.

          1.03 "Legal Requirements" shall mean all laws, statutes, ordinances, codes, rules, regulations, published standards, permits, judgments, decrees, writs, injunctions, rulings, orders and other requirements of all Public Authorities.

          1.04 "Person" shall mean any natural person, corporation, firm, business trust, joint venture, association, organization, company, partnership or other business entity, or any government, or any agency or political subdivision thereof.

          1.05 "PMC Supply Agreement" shall mean the PMC Supply Agreement of even date herewith, between CLL and Aphton.

          1.06  "Product"  shall  mean  Aphton's   Gastrimmune(TM)   product  as
currently being developed by Aphton, as it may be improved or modified at any time during the term hereof.

          1.07 "Public Authority" shall mean any supranational, national, regional, state or local government, court, governmental agency, authority, board, bureau, instrumentality or regulatory body.

          1.08 "Specifications" shall mean the specifications for the Product as described in Aphton's product license applications.

          1.09 "Third Party" shall mean any Person which is not an Affiliate of any party hereto.

          2. SUPPLY OF PRODUCT

          2.01 Subject to Section 2.02 hereof, Aphton agrees to manufacture (or have manufactured) and supply, and PMC agrees to purchase, such amounts of Product for sale by PMC pursuant to the Marketing License, as PMC may from time to time order in accordance with the terms of this Agreement.

          2.02 In the event that the available quantities of Product are limited due to an Event of Force Majeure (as defined in Section 12.08 hereof), Aphton shall notify PMC of such shortage as soon as possible and shall allocate to PMC a pro rata share of the amount of Product available to Aphton from Aphton's manufacturing facility (or contract manufacturer, as applicable), based upon the number of doses of Product reflected in the applicable Forecast in comparison to the total number of doses of Product reflected in the Operating Plan (as defined in the Marketing License), subject to verification by PMC in accordance with
Section 4.02 hereof.

          3. FORECASTS AND ORDERS FOR PRODUCT

          3.01 Commencing sixty (60) days prior to the date first established by the Steering Committee as the likely date of Commercial Launch (as defined in the Marketing License) of the Product in any Regulatory Jurisdiction (the "Commercial Launch Date"), Aphton will supply, and PMC will purchase from Aphton, quantities of Product determined in accordance with the procedures set forth in this Article 3.

          3.02 Beginning on January 1 of the year in which the Commercial Launch Date is expected to occur and every three months thereafter for so long as this Agreement shall remain in effect, PMC shall provide Aphton with a rolling 9-month forecast of its requirements for Product (each, a "Forecast"), which Forecast will be consistent with the relevant Marketing Plan for each Indication contemplated by the Marketing License. The initial Forecast shall specify the number of doses per Regulatory Jurisdiction in which licensure is expected to be obtained in order to permit Commercial Launch and the expected delivery dates, based upon the expected Commercial Launch Date. As to each Regulatory Jurisdiction in which Commercial Launch has occurred, the quantities specified in the Forecast (i) in respect of the first three month period following the actual date of Commercial Launch covered thereby, shall constitute an irrevocable, firm order (a "Firm Order") as to the quantities of Product, delivery dates and delivery locations specified therein, (ii) in respect of the second three month period following the actual date of Commercial Launch covered thereby, shall constitute a Firm Order as to the quantities of Product specified therein only, and (iii) in respect of the third three month period following the actual date of Commercial Launch covered thereby, shall constitute a non-binding estimate; provided that such quantities do not exceed Aphton's annual manufacturing capacity for Product as of the date of the Forecast. The Forecast will specify quantities per Regulatory Jurisdiction only in respect of those Regulatory Jurisdictions in which Commercial Launch has occurred as of the date of the Forecast. No quantities in excess of Aphton's annual manufacturing capacity for Product as of the date of the Forecast will constitute a Firm Order if Aphton has notified PMC (within ninety (90) days of the receipt of the applicable Forecast) that the annual Product manufacturing capacity of its (or its contract manufacturer's) manufacturing facility would be exceeded by such quantities. If Aphton so notifies PMC, the parties, in accordance with the provisions of the Marketing License, will consider the possible expansion of the manufacturing capacity (either through new contract manufacturing arrangements or by delegating all or a portion of manufacturing responsibility to PMC) and the costs thereof. In the event that Aphton cannot for any reason supply Product to PMC in accordance with this Agreement, PMC shall have the right to manufacture the Product pursuant to the Marketing License. A Firm Order may not be canceled and, following performance by Aphton of its obligations hereunder with respect to such order, PMC shall be obligated to pay the price for said order as provided in Sections 4.01 and 4.02 hereof. Notwithstanding the foregoing, in the event that market conditions require an increase or decrease in the quantities of Product specified in any Firm Order, the parties will negotiate in good faith alternative arrangements to meet the business objectives of the parties.

          4. PRICE AND PAYMENT

          4.01 The price for Product shall equal [Redacted]*.

          4.02 The price of Product may be changed by Aphton from time to time (but no more than a reasonable number of times per year) in accordance with the provisions of the Marketing License to reflect changes in Aphton's Fully Absorbed Cost for Product. During the term of this Agreement and for a period of three (3) years thereafter, upon reasonable request and notice of PMC, Aphton shall, at the sole expense of PMC, permit a reputable independent public accountant not providing significant services to either Aphton, PMC or any of their respective Affiliates, to have access during ordinary business hours to Aphton's financial records necessary to determine (i) the correctness of the calculation of Aphton's Fully Absorbed Cost for manufacturing Product, and/or
(ii) the  correctness of the amount of any Product  allocated to PMC pursuant to


------------------------
* The redacted portions of this document have been omitted pursuant to a request for confidential treatment and such redacted portions have been filed separately with the Securities and Exchange Commission.

Section 2.02. Such accountant shall not disclose any information other than a statement concerning the correctness of such calculation. Such examination shall not take place more than once every two (2) years, in the case of any cost determination, and may occur in any year in which there is a supply shortfall, in the case of any allocation pursuant to Section 2.02. The right to request a determination under this Section 4.02 with respect to any year shall terminate two (2) years after the end of such year. In addition, in the event that either party hereto believes that cost factors or market conditions adversely affect to a significant degree the cost structure of the transactions contemplated by this Agreement, the parties agree to discuss in good faith appropriate adjustments to the price of Product hereunder to respond to such cost factors or market conditions.

          4.03 Product supplied hereunder shall be invoiced when delivered to PMC in accordance with Section 5.01. PMC shall pay to Aphton the price of each shipment of Product delivered to PMC as provided in Section 5.01 within thirty
(30) business days after the invoice date with respect to such delivery. Payment shall be remitted in immediately available funds in United States dollars.

          5. DELIVERY AND RISK OF LOSS

          5.01 Aphton shall deliver or arrange for the delivery of Product to PMC, DDP to a point or points of destination selected by PMC.

          5.02 Title to Product sold hereunder shall pass to PMC upon delivery to PMC in accordance with Section 5.01, whereupon PMC shall assume all risk of loss or damage.

          6. WARRANTY; RECALLS

          6.01 EXCEPT AS EXPRESSLY SET FORTH IN THIS SECTION 6.01, APHTON MAKES NO WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, WRITTEN OR ORAL, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Aphton warrants that (a) Product, when delivered to PMC in accordance with
Section 5.01 hereof, shall meet the Specifications, and (b) it shall manufacture and store Product in strict compliance with any Legal Requirements. Copies of the relevant establishment and product licenses (with all confidential, proprietary material deleted therefrom) shall be provided to PMC upon its request.

          6.02 If PMC claims that the Product in any given shipment did not at the time of delivery to PMC in accordance with Section 5.01 meet the Specifications, Aphton shall conduct an assay of its retained samples from such shipment. If PMC's claim is correct, Aphton, at its option, shall either replace such shipment or reimburse or give credit for such payment to PMC, in each case together with any out-of-pocket expenses incurred by PMC.

          6.03 Aphton shall retain batch data records and quality control certificates for each batch of the Product and, if requested by PMC, will provide such information to PMC. Such records shall be retained for the longest period required by any Regulatory Jurisdiction in the Territory.

          6.04 Aphton and PMC shall observe at all times all Legal Requirements in order to maintain an effective system for the recall from the market of the Product. Notwithstanding anything herein to the contrary, if Aphton or PMC deems it necessary to effect a recall of the Product, it shall give the other party reasonable notice under the circumstances of such intended recall and an appropriate time to discuss and agree on such intended recall. In the event that agreement cannot be reached on effecting the recall within five (5) business days, the party who desires, in its reasonable judgment, to effect the recall may do so, provided that all costs of the recall shall be paid by such party unless the other party acted unreasonably in desiring not to effect the recall, in which event such costs shall be shared equally by the parties. The other party shall take no action contrary to the recall and shall cooperate fully with the party effecting the recall.

          7. GMP COMPLIANCE; INSPECTION OF FACILITIES; ADVERSE EXPERIENCE REPORTING; RECORDS

          7.01 The parties undertake to comply with all regulations of any Public Authority having jurisdiction over the manufacturing, storage, handling or sale of the Product in effect related to obtaining and maintaining legal approval for the marketing and sale of the Product.

          7.02 Upon reasonable request by either party (the "Inspecting Party"), the other party (the "Other Party") shall permit (or cause its contract manufacturer to permit) duly authorized employees of the Inspecting Party and, with the consent of the Other Party (not to be unreasonably withheld), other representatives of the Inspecting Party, to inspect the Other Party's (or its contract manufacturer's) facilities, procedures and capabilities to insure continued compliance with this Agreement and applicable Legal Requirements, provided that the Other Party may, in its sole discretion, refuse to grant access to any areas of its facilities or manufacturing records if such access could jeopardize the confidentiality of any of the Other Party's proprietary technology.

          7.03 During the term of this Agreement, each party shall notify the other immediately of any information (howsoever obtained and from whatever source) concerning any unexpected side effect, injury, toxicity or sensitivity reaction, or any unexpected incidence, and the severity thereof, associated with the clinical uses, studies, investigations, testing and marketing of the Product. For purposes of this Section 7.03, "unexpected" shall mean (x) for a non-marketed product, an experience that is not identified in nature, severity or frequency in the current clinical investigator's confidential information brochure, and (y) for a marketed product, an experience which is not listed in the current labeling for such product, and includes an event that may be symptomatically and pathophysiologically related to an event listed in the labeling but differs from the event because of increased frequency or greater severity or specificity. Each party shall further notify the other immediately of any information received regarding any threatened or pending action by any Public Authority which may affect the safety and efficacy claims of the Product. Upon receipt of any such information, the parties shall consult with each other in an effort to arrive at a mutually acceptable procedure for taking appropriate action; provided, however, that nothing contained herein shall be construed as restricting either party's right to make a timely report of such matter to any Public Authority or take other action that it deems to be appropriate or required by applicable law or regulation.

          7.04 If reasonably requested by PMC, all technical records relating to the manufacturing, supply or provision of Product by or on behalf of Aphton shall be retained for a period of at least eleven (11) years from the date of delivery of Product.

          7.05 Aphton agrees to provide such reasonable assistance and access to regulatory filings on the Product as may be reasonably necessary to permit PMC to obtain regulatory approval in any Regulatory Jurisdiction for the Product where Aphton does not obtain such regulatory approval under the Marketing License.

          8. SUPERIORITY

          8.01 No provision on the PMC purchase order form or on Aphton's general conditions of sale which may purport to impose different conditions upon Aphton or PMC shall modify the terms of this Agreement.

          9. INDEMNIFICATION

          9.01 Aphton hereby agrees to indemnify, defend and hold harmless PMC, its Affiliates, officers, directors, employees and agents from and against any liabilities, claims, damages, costs, expense (including reasonable attorneys' fees), judgments (collectively, "Damages") arising out of, based upon or resulting from (i) the manufacturing of the Product, (ii) the failure of the Product to meet the Specifications therefor at the time of delivery to PMC in accordance with Section 5.01 hereof, or (iii) the breach by Aphton of any of its obligations or warranties hereunder, except to the extent any such Damages arise out of, are based upon or result from the negligence or willful misconduct of PMC or a breach by PMC of any of its obligations or warranties hereunder or under the PMC Supply Agreement.

          9.02 PMC hereby agrees to indemnify, defend and hold harmless Aphton, its Affiliates, officers, directors, employees and agents from and against any Damages arising out of, based upon or resulting from the negligence or willful misconduct of PMC or a breach by PMC of any of its obligations or warranties hereunder or under the PMC Supply Agreement.

          9.03 (a) Any party entitled to  indemnification  under Section 9.01 or
Section 9.02 (an "Indemnified Party") shall promptly notify the party potentially responsible for such indemnification (the "Indemnifying Party") upon becoming aware of any claim or claims asserted or threatened against the Indemnified Party which could give rise to a right of indemnification under this Agreement, provided, however, that the failure to give such notice shall not relieve the Indemnifying Party of its indemnity obligation hereunder except to the extent that such failure substantially prejudices its rights hereunder.

          (b) The Indemnifying Party shall have the right to defend, at its sole cost and expense, such claim by all appropriate proceedings, which proceedings shall be prosecuted diligently by the Indemnifying Party to a final conclusion or settled at the discretion of the Indemnifying Party, provided, however, that the Indemnifying Party may not enter into any compromise or settlement unless
(i) the Indemnified Party consents thereto, which consent shall not be unreasonably withheld, and (ii) such compromise or settlement includes as an unconditional term thereof, the giving by each claimant or plaintiff to the Indemnified Party of a release from all liability in respect of such claim.

          (c) The Indemnified Party may participate in, but not control, any defense or settlement of any claim controlled by the Indemnifying Party pursuant to this Section 9.03 and shall bear its own costs and expenses with respect to such participation, provided, however, that the Indemnifying Party shall bear such costs and expenses if counsel for the Indemnifying Party shall have reasonably determined that such counsel may not properly represent both the Indemnifying Party and the Indemnified Party.

          (d) If the Indemnifying Party fails to notify the Indemnified Party within twenty (20) days after receipt of notice of a claim in accordance with
Section 9.03(a) that it elects to defend the Indemnified  Party pursuant to this
Section 9.03, or if the Indemnifying Party elects to defend the Indemnified Party but fails to prosecute or settle the claim diligently and promptly, then the Indemnified Party shall have the right to defend, at the sole cost and expense of the Indemnifying Party, the claim by all appropriate proceedings, which proceedings shall be promptly and vigorously prosecuted by the Indemnified Party to a final conclusion or settled, provided, however, that in no event shall the Indemnifying Party be required to indemnify the Indemnified Party for any amount paid or payable by the Indemnified Party in the settlement of any such claim agreed to without the consent of the Indemnifying Party (not to be unreasonably withheld).

          10. TERM AND TERMINATION

          10.01 The term of this Agreement shall commence on the date hereof and, unless terminated by a party in accordance with Section 10.02 hereof, shall terminate on February 14, 2017, unless extended upon the written agreement of the parties hereto for an additional five-year term.

          10.02 This Agreement may be terminated:

          (a) by either party, if (i) the other party fails to observe, perform or otherwise breaches any of its material covenants, agreements or obligations under this Agreement in any material respect and (ii) such failure continues for a period of thirty (30) days after receipt by the other party of notice thereof from the electing party specifying such failure. Following such period, the electing party has ninety (90) days to give notice to the other party of its election to terminate this Agreement; or

          (b) by Aphton in the event of a termination of the Marketing License due to a material breach by PMC.

          10.03 Upon any termination of this Agreement, each party shall have no further liability or obligation to the other, except to pay any amount accruing to the other party under the provisions of this Agreement while it was in effect and damages for any breach.

          10.04 In addition, anything herein to the contrary notwithstanding, the following provisions of this Agreement shall survive termination of this Agreement for the longest period permitted by applicable law and/or required by this Agreement with respect to all Product delivered prior to termination:
Sections 4.02, 7.02, 7.04, 10.03,  10.04, 12.01, 12.02 and 12.08 and Articles 6,
9 and 11.

          11. CONFIDENTIALITY

          11.01 Except as expressly set forth in this Article 11, each party shall, and shall cause its Affiliates and its and their officers, directors, employees, agents and subcontractors (collectively, "Representatives") to, keep confidential any and all technical, commercial, scientific and other proprietary data, processes, documents or other information (whether in oral or written form) or physical object (including, without limitation, intellectual property, marketing data, agreements between any party and a third party, license applications, and business plans and projections of any party) acquired from the other party, its Affiliates or any of their respective Representatives in respect of the transactions contemplated by this Agreement and which relates (in the case of a party) to the other party or any of its Affiliates or their respective businesses or products ("Confidential Information"), and each party shall not disclose directly or indirectly, and shall cause its respective Affiliates and Representatives not to disclose directly or indirectly, any Confidential Information to anyone outside such Person, such Affiliates and their respective Representatives, except that the foregoing restriction shall not apply to any information disclosed hereunder to any party if such Person (the "Receiving Person") can demonstrate that such Confidential Information:

          (a) is or hereafter becomes generally available to the trade or public other than by reason of any breach hereof;

          (b) was already known to the Receiving Person or such Affiliate or Representative as shown by written records;

          (c) is disclosed to the Receiving Person or such Affiliate or Representative by a third party who has the right to disclose such information;

          (d) is developed by or on behalf of the Receiving Person or any of its Affiliates independently, without reliance on Confidential Information received hereunder; or

          (e) based on such Person's good faith judgment with the advice of counsel, is otherwise required to be disclosed in compliance with applicable Legal Requirements by a Public Authority and such information shall remain Confidential Information for all other purposes unless subparagraphs (a) through (d) above otherwise apply.

          11.02 Each party agrees that it shall not (and shall not permit any of its Affiliates to) at any time use any Confidential Information in the conduct of its businesses without the prior written consent of the other party. The obligations set forth in this Article 11 shall extend to copies, if any, of Confidential Information made by any of the Persons referred to in Section 11.01 and to documents prepared by such Persons which embody or contain Confidential Information.

          11.03 Each party shall deal with Confidential Information so as to protect it from disclosure with a degree of care not less than that used by it in dealing with its own information intended to remain exclusively within its knowledge and shall take reasonable steps to minimize the risk of disclosure of Confidential Information.

          11.04 The obligations set forth in this Article 11 shall survive the expiration, termination or assignment of this Agreement for a period of fifteen
(15) years thereafter.

          11.05 Within thirty (30) days after the termination of this Agreement, the Receiving Person shall (and shall cause its Affiliates and Representatives to), at the option of the Disclosing Person, return to the Disclosing Person or destroy all Confidential Information in its or their possession; provided, however, that the Receiving Person may, upon notice to the Disclosing Person, retain in its legal files or in the office of outside legal counsel one copy of any document solely for use in any pending legal proceeding to which such document relates.

          12. MISCELLANEOUS PROVISIONS

          12.01 Any notices to be given hereunder shall be in writing and shall be delivered by one of the following means: personal delivery, certified or registered airmail, facsimile with confirmed receipt or confirmed delivery by an overnight commercial courier service:

          (a) if to Aphton, to:

              Aphton Corporation
              80 SW 8th St.
              Miami, Florida  33130
              USA
              Attention:   Chairman, President and Chief Executive Officer
              Telephone:   (305) 374-7338
              Facsimile:   (305) 374-7615

              with a copy to:

              Dimitrios T. Drivas, Esq.
              White & Case
              1155 Avenue of the Americas
              New York, New York  10036-2787
              USA
              Telephone:   (212) 819-8286
              Facsimile:   (212) 354-8113

          (b) if to PMC, to:

              Connaught Laboratories Limited
              1755 Steeles Avenue West
              North York, Ontario  M2R 3T4
              Canada
              Attention:     Vice President and General Counsel
              Telephone:     (416) 667-2615
              Facsimile:     (416) 667-2860
              with copies to:

              Pasteur Merieux Serums & Vaccins S.A.
              58, avenue Leclerc B.P. 7046
              69348 Lyon Cedex 07
              France
              Attention:   Senior Vice President, Secretary and General Counsel
              Telephone:   (33)(4) 72.73.77.84
              Facsimile:   (33)(4) 72.73.70.61

              L. Kevin O'Mara, Jr., Esq.
              Akin, Gump, Strauss, Hauer & Feld, LLP
              590 Madison Avenue
              New York, New York  10022
              Telephone:   (212) 872-1021
              Facsimile:   (212) 872-1002

          12.02 This Agreement shall be governed by, and construed in accordance with, the internal laws of New York, without regard to principles of conflict of laws (other than Section 5-1401 of the General Obligations Law).

          12.03 This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns. Notwithstanding the foregoing, neither party shall have the right to assign its rights or obligations hereunder (whether by operation of law or otherwise) without the prior written consent of the other party.

          12.04 The parties shall execute and deliver such other documents and take such other action as may be reasonably necessary to implement and carry out the intent of this Agreement.

          12.05 If any provision of this Agreement is ultimately held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby, unless the absence of the invalidated provision materially and adversely affects the substantive rights of the parties hereto. To the extent permitted by applicable law, each party hereby waives any provision of law which renders any provision hereof invalid, illegal or unenforceable in any respect. In the event that any provision hereof shall be held to be invalid, illegal or unenforceable and the absence of such provision materially and adversely affects the substantive rights of the parties hereunder, the parties hereto shall use their best efforts to replace the invalidated provision with a legal, valid and enforceable provision which, insofar as practicable, implements the intent of the invalidated provision.

          12.06 Except as otherwise provided herein, no term or condition of this Agreement may be waived or qualified at any time except by a written instrument executed by both parties hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision, nor shall such waiver preclude subsequent reliance on such provision. Except as otherwise expressly provided herein, no omission, delay or failure on the part of any party in exercising any right or remedy, and no partial exercise thereof, will


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constitute a waiver of any right remedy or preclude its further  exercise or the exercise of any other right or remedy.

          12.07 Each of the parties shall pay their respective legal, accounting and other professional advisory fees, costs and expenses incurred in connection with the execution and delivery of this Agreement and all documents and instruments executed pursuant to this Agreement and any other costs and expenses incurred.

          12.08 No party shall be liable to the other, or be in default under the terms of this Agreement, for its failure to fulfill its obligations hereunder to the extent such failure arises for any reason beyond its control including, without limitation, strikes, lockouts, labor disputes, acts of God, acts of nature, acts of governments or their agencies, fire, flood, storm, power shortages or power failure, war, sabotage, inability to obtain sufficient labor, raw materials, fuel or utilities, or inability to obtain transportation (each, an "Event of Force Majeure"), provided that the party relying on the provisions of this Section 12.08 shall forthwith give to the other notice of its inability to observe or perform the provisions of this Agreement and the reasons therefor, and provided further that the suspension of the obligations of the party so affected will continue only for so long as such Event of Force Majeure continues.

          12.09 This Agreement contains the entire understanding of the parties with regard to the subject matter of this Agreement and supersedes all prior agreements and understandings of the parties with respect to the subject matter hereof. This Agreement may not be supplemented or amended, except by a writing signed by both parties.

          12.10 This Agreement may be executed in any number of counterparts, each of which when delivered shall be deemed to be an original and all of which together shall constitute one and the same document.

          12.11 The parties acknowledge that it is in their mutual interest to ensure that the transactions contemplated hereunder are structured in the most tax-efficient manner. In the event that a party believes that these transactions can be restructured in order to achieve a more efficient tax outcome for one or both parties, the parties agree to work together to implement such restructuring, provided that such new structure respects the economic terms (disregarding tax effects) of the relationship.


                                      -11-


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          IN WITNESS  WHEREOF,  the parties  have caused  this  Agreement  to be
executed  as  of  the  date  hereof  by  their  duly   authorized   officers  or
representatives.


                                   APHTON CORPORATION


                                   By /s/ Philip Gevas
                                      ------------------------------------------
                                      Name: Philip Gevas
                                      Title:   Chairman, President & CEO


                                   CONNAUGHT LABORATORIES LIMITED


                                   By /s/ J. Mark Lievonen
                                      ------------------------------------------
                                      Name: J. Mark Lievonen
                                      Title:   Senior Vice President and General
                                               Manager, Oncology Business Unit


                                   By  /s/ Dr. E. F. Fahim
                                       -----------------------------------------
                                       Name:    Dr. E. F. Fahim
                                       Title:   Vice President, Industrial
                                                Operations




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